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                                                       REGISTRATION NO.

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                                    AAR CORP.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                 36-2334820
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                  Identification No.)

           ONE AAR PLACE                                  60191
       1100 N. WOOD DALE ROAD                          (Zip code)
        WOOD DALE, ILLINOIS
(Address of principal executive offices)

                          AAR CORP. STOCK BENEFIT PLAN
                (FORMERLY KNOWN AS AAR CORP. AMENDED STOCK OPTION
                               AND INCENTIVE PLAN)
                            (Full title of the plan)

                               HOWARD A. PULSIFER
                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                                  ONE AAR PLACE
                             1100 N. WOOD DALE ROAD
                            WOOD DALE, ILLINOIS 60191
                     (Name and address of agent for service)

                                 (630) 227-2000
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
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
         TITLE OF              AMOUNT         PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF REGISTRATION
      SECURITIES TO             TO BE        OFFERING PRICE PER  AGGREGATE OFFERING            FEE
      BE REGISTERED          REGISTERED             UNIT                PRICE
                                                    (A)                  (A)
--------------------------------------------------------------------------------------------------------------
   Common Stock, $1.00     767,937 shares          $13.81            $10,607,130            $2,651.78
        par value
--------------------------------------------------------------------------------------------------------------
       Common Stock        511,984 rights            (b)                 (b)                   (b)
     Purchase Rights
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(a) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(b) Each unit consists of one share of Common Stock and .6667 related Common Stock Purchase Right. The Rights currently are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares. The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock.

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                              GENERAL INSTRUCTIONS

                    E. REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement of Registrant on Form S-8, Registration No. 33-26783, filed by the Registrant with the Securities and Exchange Commission on February 1, 1989, registering its Common Stock, $1.00 par value per share, and its Common Stock Purchase Rights, issuable pursuant to the AAR CORP. Stock Benefit Plan (formerly known as the AAR CORP. Amended Stock Option and Incentive Plan), are hereby incorporated by reference.
















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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this registration statement not included in the Exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement of the Registrant on Form S-8 (Registration No. 33-26783) which is incorporated herein by reference.

Item 8. Exhibits.

The Exhibits filed herein are set forth on the exhibit index filed as part of this Registration Statement on page 6 hereof.


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                                POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS, that each of the persons signing this Registration Statement as a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints David P. Storch, Timothy
J. Romenesko, and Howard A. Pulsifer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.












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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wood Dale, Illinois, on January 22, 2001.

                                     AAR CORP.

                                     By:  \s\David P. Storch
                                          -------------------------
                                          David P. Storch
                                          President and
                                          Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and effective on the dates indicated.

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

SIGNATURE                        TITLE                                 DATE
---------                        -----                                 ----
/s/ Ira A. Eichner
---------------------------      Chairman of the Board; Director       January 22, 2001
Ira A. Eichner


/s/ David P. Storch              President and Chief Executive         January 22, 2001
---------------------------      Officer; Director
David P. Storch                 (Principal Executive Officer)


/s/ Timothy J. Romenesko        Vice President, Chief Financial       January 22, 2001
---------------------------     Officer
Timothy J. Romenesko            (Principal Financial Officer)


/s/ Michael J. Sharp             Vice President, Controller and        January 22, 2001
---------------------------      Chief Accounting Officer
Michael J. Sharp                 (Principal Accounting Officer)


/s/ A. Robert Abboud
---------------------------     Director                              January 22, 2001
A. Robert Abboud

/s/ Howard B. Bernick
---------------------------     Director                              January 22, 2001
Howard B. Bernick

/s/ James G. Brocksmith, Jr.
---------------------------     Director                              January 22, 2001
James G. Brocksmith, Jr.

/s/ Edgar D. Jannotta
---------------------------     Director                              January 22, 2001
Edgar D. Jannotta

/S/ Joel D. Spungin
---------------------------     Director                              January 22, 2001
Joel D. Spungin

/s/ Lee B. Stern
---------------------------     Director                              January 22, 2001
Lee B. Stern

/s/ Richard D. Tabery
---------------------------     Director                              January 22, 2001
Richard D. Tabery

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                                  EXHIBIT INDEX
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           ITEM                                           EXHIBITS
          ------                                         ----------
4.   Instruments defining     4.1      Instruments defining the rights of security holders are hereby
     the rights of security            incorporated by reference as Exhibits to the Registrant's Annual Report
     holders                           on Form 10-K for the fiscal year ended May 31, 2000.

5.   Opinion re               5.1      Opinion of Mr. Howard A. Pulsifer, Vice President, General Counsel and
     legality                          Secretary (filed herewith, Page 7).

23.  Consents                 23.1     Consent of KPMG LLP (filed herewith, Page 8).

                              23.2     Consent of Mr. Howard A. Pulsifer, Vice President, General Counsel and
                                       Secretary (contained in opinion referred to in Exhibit 5)

24.  Power of Attorney        The Power of Attorney immediately precedes the signature page hereof (filed herewith, Page 4).

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